UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2009

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Av. Pardo y Aliaga 699 Of. 802
San Isidro, Lima, Peru
+ (51) 1-212-1880
(Address and telephone number of principal executive offices)

____________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On November 10, 2009, Li3 Energy, Inc. (the “Company”) completed an initial closing (the “Initial Closing”) of a private placement offering of up to a minimum of 4,000,000 units (the “Units”) and a maximum of 12,000,000 Units of its securities at a price of $0.25 per Unit (the “Offering”).  Each Unit consisted of (i) one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) a warrant representing the right to purchase one-half of one (0.5) share of Common Stock, exercisable for a period of five years at an exercise price of $0.50 per whole share (the “A Warrant ”), and (iii) a warrant representing the right to purchase one-half of one (0.5) share of Common Stock, exercisable for a period of five years at an exercise price of $1.00 per whole share (the “B Warrant ,” and together with the A Warrant, the “Warrants”). At the Initial Closing, the Company sold 6,400,000 Units for an aggregate of price of $1,600,000.

On November 12, 2009, the Company completed the second closing (the “Second Closing”) of the Offering. In the Second Closing, the Company sold 2,120,000 Units for an aggregate of $530,000.

On November 17, 2009, the Company completed the third closing (the “Third Closing”) of the Offering.  In the Third Closing, the Company sold 1,820,000 Units for an aggregate of $455,000.

On December 15, 2009, the Company completed the fourth closing (the “Fourth Closing”) of the Offering.  In the Fourth Closing, the Company sold 1,900,000 Units for an aggregate of $475,000.

On December 23, 2009, the Company completed the fifth and final closing (the “Final Closing”) of the Offering.  In the Final Closing, the Company sold 1,760,000 Units for an aggregate of $440,000.

In the aggregate, the Company sold 14,000,000 Units for gross proceeds of $3,500,000.

The Warrants have a term of five-years and are subject to weighted average anti-dilution protection in the event the Company subsequently issues its shares of Common Stock, or securities convertible into shares of Common Stock, for a price of less than $0.50 per share for A Warrant, and $1.00 per share for B Warrant.  The Warrants are immediately exercisable.

Both the shares of Common Stock and the Warrants contained in the Units carry “piggyback” registration rights.

The Offering was conducted pursuant to the exemption from the registration requirements of the federal securities laws provided by Rule 506 of Regulation D and by Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(2) of the Securities Act.  The Units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.  The Common Stock included in the Units and the Common Stock underlying the Warrants included in the Units carry “piggyback” registration rights.

Gottbetter Capital Markets, LLC (“GCM”), a FINRA registered broker-dealer, has acted as placement agent for the Offering. The Company paid GCM a fee in cash of one percent (1%) of the principal amount of each Unit sold in each Offering, and, additionally, a cash commission of seven percent (7%) and a warrant coverage commission of seven percent (7%) based on the number of Units sold to investors introduced by GCM.  The Company also paid a seven percent (7%) cash commission and a seven percent (7%) warrant coverage commission to a certain finder in connection with sales made in the Offering to investors introduced by the finder.

The Company plans to use the net proceeds of the Offering to purchase lithium mining opportunities in North and South America.

Item 7.01    Regulation FD Disclosure.

Attached hereto is the following press release exhibit:

Exhibit 99.1 is a press release issued by Li3 Energy, Inc. (the “Company”) on December 23, 2009 relating to the Company’s announcement of the completion of its private placement offering.

Item 9.01    Financial Statements and Exhibits

 (d)           Exhibits:

99.1	Press Release dated December 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Date: December 23, 2009	By:	/s/ David Rector
David Rector, President